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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-89175 of DTE Energy Company on Form S-4 of our report dated March 13, 2001, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Detroit, Michigan
April 9, 2001